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                                                                     Exhibit 3.1

                           FLORIDA DEPARTMENT OF STATE
                                    Jim Smith
                               Secretary of State

February 4, 1994


Americare Transtech, Inc.
20 N.W. 181st Street
Miami, FL 33169

The Articles of Incorporation for AMERICARE HEALTH SCAN, INC. were filed on February 3, 1994, and assigned document number P94000008835. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Brenda Baker
Corporate Specialist
New Filings Section

Division of Corporations                          Letter Number: 694A00005146



      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314



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               State of Florida

               Department of State

I certify from the records of this office that AMERICARE HEALTH SCAN, INC. is a corporation organized under the laws of the State of Florida, filed on February 3, 1994.

The document number of this corporation is P94000008835.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1994, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

                           GIVEN UNDER MY HAND AND THE
                       GREAT SEAL OF THE STATE OF FLORIDA
                      AT TALLAHASSEE, THE CAPITAL, THIS THE
                          Fourth DAY OF February, 1994

                                 /s/ Jim Smith
                                   Jim Smith
                               Secretary of State

     Seal
CR2EO22 (2-91)


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                 State of Florida

                 Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of AMERICARE HEALTH SCAN, INC., a Florida corporation, filed on February 3,1994, as shown by the records of this office.

The document number of this corporation is P94000008835.

                       GREAT SEAL OF THE STATE OF FLORIDA
                      AT TALLAHASSEE, THE CAPITAL, THIS THE
                          Fourth DAY OF February, 1994

                           /s/ Jim Smith
                             Jim Smith
                        Secretary of State

     Seal
CR2EO22 (2-91)